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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(D) of The
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 29, 2000

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                             PICTURETEL CORPORATION
               (Exact name of Registrant as specified in charter)


          DELAWARE                    I-9434                     04-2835972
(State or other jurisdiction      (Commission File            (I.R.S. employer
     of incorporation)                Number)                identification No.)

                                    ---------

                      100 Minuteman Rd., Andover, MA, 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 292-5000
                Registrant's Telephone number including area code


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 29, 2000, Spectel Group Ltd. purchased substantially all of the assets of MultiLink, Inc., a wholly-owned subsidiary of PictureTel and a market leader in audioconferencing technology. Under the terms of the asset purchase agreement, dated November 27, 2000 and attached as an exhibit hereto, Spectel acquired MultiLink in exchange for $26 million in cash plus up to $4 million of Spectel common stock. The total number of shares of Spectel common stock transferred pursuant to the agreement will be based on a formula tied to MultiLink's total year 2000 revenue, which will be determined as of December 31, 2000.

         MultiLink assets sold pursuant to the agreement included patents, trademarks, technical know-how, licenses, permits, real property leases, furniture, machinery, equipment and inventory, as well as contracts, books and records, accounts and notes receivable, deposits, credits and cash.

         Consideration for the transaction was determined pursuant to arms-length negotiations between the representatives of Spectel and PictureTel.

         Spectel has no material relationship to PictureTel or its affiliates, officers, directors, or the associates of such officers and directors.

         A copy of PictureTel's press release is filed as an exhibit hereto and incorporated by reference herein.


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ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

    (c)      EXHIBITS

    Exhibit Number        Title
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           1              Press release, dated November 29, 2000.

           2 Asset Purchase Agreement, dated as of November 27, 2000, by and among PictureTel Corporation and MultiLink, Inc. (Massachusetts) and Spectel Group Ltd, Multilink, Inc. (Delaware) and Spectel Limited.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PICTURETEL CORPORATION


                                         /s/ Ralph Takala
                                         ---------------------------------------
                                         Ralph Takala
                                         Chief Financial Officer



Date: December 15, 2000


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